Exhibit 10.11

RESTRICTED STOCK AWARD GRANT PROGRAM

FOR

NONEMPLOYEE DIRECTORS

UNDER THE

MERIX CORPORATION 1994 STOCK INCENTIVE PLAN

The following provisions set forth the terms of the restricted stock award program (the “Program”) for nonemployee directors of Merix Corporation (the “Company”) under the Company’s 1994 Stock Incentive Plan (the “Plan”). The following terms are intended to supplement, not alter or change, the provisions of the Plan, and in the event of any inconsistency between the terms contained herein and in the Plan, the Plan shall govern. All capitalized terms that are not defined herein shall be as defined in the Plan.

1. Eligibility

Each director of the Company elected or appointed to the Board who is not, and has not been within one year of any date as of which a determination of eligibility is made, an employee of the Company or any Related Company (an “Eligible Director”) shall be eligible to receive New Grants and Annual Grants under the Plan, as discussed below.

2. New Grants

Each Eligible Director shall automatically receive a Restricted Stock Award for shares of Common Stock (“New Grant”) upon such Eligible Director’s initial election or appointment to the Board. The number of shares granted will be determined by dividing $10,000 by the fair market value of a share of the Company’s common stock on the date of grant.

3. Annual Grants

Each Eligible Director shall automatically receive a Restricted Stock Award for shares of Common Stock on each anniversary of such Eligible Director’s initial election or appointment to the Board (each, an “Annual Grant”). The number of shares granted will be determined by dividing $10,000 by the fair market value of a share of the Company’s common stock on the date of grant.

4. Vesting and Restriction on Sale of Shares

The New Grants and Annual Grants shall be fully vested on the grant date, but will be subject to a restricted stock award agreement between the Company and each recipient prohibiting the sale or other disposition of such shares so long as the recipient remains a director of the Company. The agreement will also provide that any director who resigns from the Board without the consent of a majority of the Board of Directors then in office will forfeit all such stock awards.

5. Amendment

The Board may amend the provisions contained herein in such respects as it deems advisable. Any such amendment shall not, without the consent of the Eligible Director, materially adversely affect any rights of an Eligible Director under an outstanding option.

6. Effective Date

The Program shall become effective on January 1, 2006.